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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of THE SECURITIES
                              EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 18, 1998
                                                        -----------------


                           GEOTEK COMMUNICATIONS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



         Delaware                     0-17581                    22-2358635
  ----------------------      ------------------------     ---------------------
  (State or other juris-      (Commission File Number)     (IRS Employer Identi-
 diction of incorporation)                                      fication No.)


102 Chestnut Ridge Road, Montvale, New Jersey                        07645
----------------------------------------                           ----------
(Address of principle executive offices)                           (Zip Code)


         Registrant's telephone number, including area code 201-930-9305
                                                            ------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)







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Item 5. Other Events

         On February 18, 1998 (the "Closing"), Geotek Communications, Inc. (the "Company") consummated a series of transactions with a group of investors (collectively, the "Investors") who held shares of the Company's Series O Convertible Preferred Stock ("Series O Stock") and Series Q Convertible Preferred Stock (the "Series Q Stock"). Pursuant to a Conversion and Exchange Agreement, a copy of which is attached as Exhibit 10.1 hereto (i) Investors converted approximately $11.8 million in face amount of Series O Stock and Series Q Stock into shares of the Company's common stock, $.01 par value per share ("Common Stock") at a conversion price of $1.00 per share; (ii) Investors exchanged approximately $15.9 million in face amount of Series O Stock and Series Q Stock for shares of a newly-created series of preferred stock designated Series R Convertible Preferred Stock ("Series R Stock"), at a ratio of 1.1111 shares of Series R Stock for each share of Series O Stock or Series Q Stock and (iii) Investors exchanged approximately $6.5 million in face amount of Series O Stock and Series Q Stock for shares of a newly-created series of preferred stock designated Series S Convertible Preferred Stock ("Series S Stock"), at a ratio of one share of Series S Stock for each share of Series O Stock or Series Q Stock. Following completion of the transactions, the Investors will continue to own, in the aggregate, approximately $1.8 million in face amount of Series O Stock and Series Q Stock and there will be, approximately, an additional $6.9 million in face amount of Series O Stock and Series Q Stock outstanding held by other preferred stockholders who did not participate in this transaction.

         The terms of the Series R Stock are substantially similar to the terms of the Series Q Stock, except that (i) the Series R Stock is convertible into shares of Common Stock of the Company ("Common Stock"), at any time, at a fixed conversion price of $2.00 per share, (ii) the Series R Stock automatically converts into shares of Common Stock on February 18, 2003 at the then applicable conversion price and (iii) the dividends payable to holders of the Series R Stock at the rate of 10.0% per annum will be payable in shares of Common Stock. In addition, the terms of the Series R Stock provide the Company with limited rights to restrict conversions in connection with an underwritten public offering of Common Stock.

         The terms of the Series S Stock are substantially similar to the terms of the Series Q Stock, except that (i) the Series S Stock is convertible into shares of Common Stock of the Company ("Common Stock"), at any time, at a fixed conversion price of $4.00 per share, provided that the conversion price will be reduced to $3.00 per share if the average of the closing bid prices for the Common Stock for the ten trading day period immediately preceding August 18, 1998 is less than $4.00 and, further, if the conversion price on February 18, 1999 is greater than 110% of the closing bid price of the Common Stock on such date, the conversion price shall be 110% of the closing bid price on such date
(ii) the Series S Stock will automatically convert into shares of Common Stock on February 18, 2003 at the then applicable conversion price and (iii) the dividends payable to holders of the Series S Stock at the rate of 10.0% per annum will be payable in shares of Common Stock.

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         The holders of the shares of Common Stock issued at the Closing upon conversion of shares of Series O Stock and Series Q Stock have agreed not to sell more than one-third of such shares in each of the first three consecutive thirty-day periods following the Closing. The shares of Series O Stock and Series Q Stock which the Investors continue to own following the Closing become convertible into shares of Common Stock in increments over the succeeding six-month period.

         The Company will file a registration statement (the "Registration Statement") with the Securities and Exchange Commission no later than March 16, 1998 ( the "Registration Date"), covering the resale of the shares of Common Stock issued and issuable upon conversion of the Series O Stock, the Series P Stock, the Series Q Stock, Series R Stock and the Series S Stock. The Company will pay a penalty of 1% of the market value of the Common Stock or the face amount of the Series R Stock, Series S Stock and Series Q Stock, as the case may be, if the Registration Statement is not filed on or prior to the Registration Date and an additional 1% if the Registration Statement is not declared effective on or prior to April 15, 1998. The Company will also pay an additional penalty of 2% of the market value of the Common Stock or the face amount of the Series R Stock, Series S Stock and Series Q Stock, as the case may be, for each month (or partial month) the Registration Statement is not declared effective, beginning April 1, 1998, provided no such payment will be required if the Registration Statement is declared effective on or prior to April 15, 1998. The Company may pay any such penalties in cash or in shares of Common Stock.

         The exercise price of the warrants issued to the Investors in connection the issuance of the Series O Stock and the Series Q Stock has been amended to be $4.00 per share of Common Stock purchasable thereunder; provided that the exercise price will be $3.00 per share of Common Stock purchasable thereunder if the average of the closing bid prices for the Common Stock for the ten trading day period immediately preceding August 18, 1998 is less than $4.00 and provided, further that if the exercise price on February 18, 1999 is greater than 110% of the closing bid price of the Common Stock on such date, the exercise price shall be 110% of the closing bid price of the Common Stock on such date.

         If the Company fails to (i) file the Registration Statement with the SEC on or prior to the Registration Date and/or the Registration Statement is not declared effective on or prior to that date which is 120 days after the date of the Closing, (ii) receive at least $30 million in net proceeds that can be applied in the first half of 1998 for general working capital purposes from the sale of its European networks prior to March 15, 1998, (iii) receive at least $25 million in proceeds from new financings prior to May 15, 1998 that can immediately be applied for general working capital purposes or (iv) receive at least $50 million (in the aggregate, including the proceeds referred to in clause (iii) above) in proceeds from new financings prior to September 15, 1998 that can immediately be applied for general working capital purposes (each of the financings referred to in

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clauses (iii) and (iv) shall be referred to as a "New Financing"), each holder of Series R Stock and Series S Stock, as the case may be, has the right, exercisable for thirty days after the happening of such event, to make an election to have the conversion price of Series R Stock and Series S Stock, as the case may be, and certain other terms revert to the applicable conversion price and such other terms of the Series Q Stock for which such shares were originally exchanged.

         Holders of Series R Stock or Series S Stock also have the right, exercisable for ten days after consummation of a New Financing to (i) exchange shares of preferred stock held by such party for an equivalent amount of securities issued in the New Financing and/or (ii) purchase securities on the same terms and conditions as the New Financing in an amount equal to the face amount of Series R Stock or Series S Stock, as the case may be, then held by such holder.

         The Company has also agreed that it will, no later than thirty days after the date of the Closing, enter into agreements with the holders of its Series P Convertible Preferred Stock ("Series P Stock") to either restructure the Series P Stock on terms substantially similar to those provided for in the Agreement or have such holders agree that they shall not convert any additional shares of Series P Stock into shares of Common Stock prior to September 30, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


         (c) Exhibits



              4.1 Certificate of Designation of Series R Convertible
                  Preferred Stock of Geotek Communications, Inc., dated February 18, 1998 (excluding any exhibits and schedules thereto).

              4.2 Certificate of Correction Filed to Correct a Certain
                  Error in the Certificate of Designation of Series R Convertible Preferred Stock of Geotek Communications, Inc., dated February 23, 1998 (excluding any exhibits and schedules thereto).

              4.3 Certificate of Designation of Series S Convertible
                  Preferred Stock of Geotek Communications, Inc., dated February 18, 1998 (excluding any exhibits and schedules thereto).

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             10.1 Conversion and Exchange Agreement by and between
                  Geotek Communications, Inc. and certain other parties, dated February 13, 1998 (excluding any exhibits and schedules thereto).

             10.2 Registration Rights Agreement by and between Geotek
                  Communications, Inc. and certain other parties, dated February 18, 1998 (excluding any exhibits and schedules thereto).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GEOTEK COMMUNICATIONS, INC.



Date: February 24, 1998             By: /s/ Robert Vecsler
      -----------------                -------------------
                                            Name: Robert Vecsler
                                            Title: Secretary and General Counsel



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                                  EXHIBIT INDEX

Exhibit No.
-----------

      4.1 Certificate of Designation of Series R Convertible Preferred Stock of Geotek Communications, Inc., dated February 18, 1998 (excluding any exhibits and schedules thereto).

      4.2 Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designation of Series R Convertible Preferred Stock of Geotek Communications, Inc., dated February 23, 1998.

      4.3 Certificate of Designation of Series S Convertible Preferred Stock of Geotek Communications, Inc., dated February 18, 1998 (excluding any exhibits and schedules thereto).

     10.1 Conversion and Exchange Agreement by and between Geotek Communications, Inc. and certain other parties, dated February 13, 1998 (excluding any exhibits and schedules thereto).

     10.2 Registration Rights Agreement by and between Geotek Communications, Inc. and certain other parties, dated February 18, 1998 (excluding any exhibits and schedules thereto).



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